                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

            This FIRST AMENDMENT (this "Amendment") to the Agreement and Plan of
Merger, dated as of March 12, 2002 (the "Merger  Agreement"),  is made as of the
20th day of March,  2002,  by and among Javelin  Technologies,  Inc., a Delaware corporation  ("Javelin"),  NYFIX,  Inc., a New York corporation  ("NYFIX"),  and
NYOlympus,  Inc., a Delaware  corporation  and wholly owned  subsidiary of NYFIX
("Merger Sub").  Capitalized  terms not otherwise  defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

            WHEREAS,  it is intended that the Merger qualify as a reorganization within the meaning of Section  368(a) of the Internal  Revenue Code of 1986,  as
amended (the "Code"); and

            WHEREAS,  the parties desire to amend the Merger Agreement to ensure that the  composition  of the  Escrowed  Amount does not  violate  the  Merger's qualification as a reorganization under Section 368(a) of the Code;

            NOW, THEREFORE, in consideration of the promises made herein, and of other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged,  and intending to be bound hereby, the parties hereby agree as follows:

1.          Section  1.03(c)  of  the  Merger  Agreement  shall  be  amended  by replacing the number  "$5,000,000"  with  "$4,000,000" and inserting immediately  thereafter  "and a  portion  of the Cash  Consideration equal to $1,000,000".

2.          Section  1.03(d)  of  the  Merger  Agreement  shall  be  amended  by inserting at the end of the last sentence  "such that the proportion of Cash  Consideration to Stock  Consideration set aside pursuant to
            Section 1.03(c) is maintained."

3.          The Form of Escrow  Agreement  attached  as  Exhibit B to the Merger
            Agreement  is deleted and  replaced  in its  entirety by the Form of
            Escrow attached hereto as Exhibit A.

4.          Except as otherwise  provided  herein,  the Merger  Agreement  shall remain in full force and effect.

5.          This Amendment shall be governed by and construed in accordance with the laws of the  State of New  York,  without  giving  effect to the conflict of laws principles thereof.

6.          This Amendment may be executed in one or more counterparts,  each of which shall be deemed an  original  but all of which  together  will constitute  one and the same  instrument.  A facsimile,  telecopy or other  reproduction of this Amendment may be executed by one or more parties  hereto,  and an  executed  copy  of this  Amendment  may be delivered  by one or more  parties  hereto by  facsimile  or similar instantaneous  electronic  transmission device pursuant to which the signature  of or on  behalf  of such  party  can be  seen,  and such execution  and  delivery  shall be  considered  valid,  binding  and effective  for all purposes as

            of the date first written above. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

                           [Signature Pages to Follow]

                                      -2-

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                        JAVELIN TECHNOLOGIES, INC.

                        By:  /s/ George Kledaras
                             ----------------------------------
                             Name:  George Kledaras
                             Title: Chief Executive Officer & Chairman

                        NYFIX, INC.

                        By:  /s/ Peter K. Hansen
                             ---------------------------------
                             Name:   Peter K. Hansen
                             Title:  President & Chief Executive Officer

                        NYOLYMPUS, INC.

                        By:  /s/ Peter K. Hansen
                             ---------------------------------
                             Name:  Peter K. Hansen
                             Title: President